Exhibit 10.11

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT TO LICENSE AND CO-DEVELOPMENT AGREEMENT

THIS AMENDMENT TO LICENSE AND CO-DEVELOPMENT AGREEMENT (the “Amendment”) is made and entered into by and between MERCK KGaA, a corporation organized and existing under the laws of Germany and having a principal place of business at Frankfurter Strasse 250, 64293 Darmstadt, Germany (hereinafter referred to as “Merck” or “Licensee”), and THRESHOLD PHARMACEUTICALS, a corporation organized and existing under the laws of California and having its principal office at 170 Harbor Way, Suite 300, South San Francisco, CA 94080, USA (hereinafter referred to as “Threshold” or “Licensor”), effective December 2, 2013. Merck and Threshold may each be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into a License and Co-Development Agreement dated February 3, 2012 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AMENDMENT

1.	In the table of Milestone events contained in Section 6.3 of the Agreement, the second row milestone “[ * ]” is hereby replaced with the following:

“Enrollment of the 620th patient in the United States Phase III Trial in STS (the “Additional Milestone”)”

2.	Section 12.3 of the Agreement is hereby replaced by:

“Termination of the Agreement by Merck for Convenience. Without limiting Merck’s rights under Article 12.2, at any time during the Term, but only after (i) the [ * ] and the [ * ] have occurred, and (ii) [ * ] has occurred, and Merck has paid the corresponding milestone payments and all fees and milestone payments previously accrued, Merck may, at its convenience, terminate this Agreement in its entirety upon ninety (90) days’ prior written notice to Licensor.”

3.	Except as expressly set forth herein, the Agreement remains in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

THRESHOLD		MERCK KGaA

By:	/s/ Harold E. Selick	By:	/s/ Axel F. Bengsch

Name:	Harold E. Selick, Ph.D.	Name:	Dr. Axel F. Bengsch

Title:	Chief Executive Officer	Title:	Director, Commercial Business Development, Merck- Serono

Date:	12/17/2013	Date:	12/02/2013

		By:	/s/ Simone Heitz

		Name:	Dr. Simone Heitz

		Title:	Associate General Counsel

		Date:	12/03/2013

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.